                                                                      Exhibit 22





                          Subsidiaries of the Company




                                             State or Jurisdiction
         Subsidiaries                           of Incorporation
- - ------------------------------               ---------------------
H. B. DeViney Company, Inc.                     Pennsylvania
The Dickinson Family, Inc.                      Ohio
Elsenham Quality Foods Limited                  England
JMS Specialty Foods, Inc.                       Wisconsin
Juice Creations Co.                             Ohio
Knudsen & Sons, Inc.                            California
Mary Ellen's, Incorporated                      Ohio
Mrs. Smith's, Inc.                              Ohio
A. F. Murch Company                             Ohio
Santa Cruz Natural Incorporated                 California
Shawson Pty. Ltd.                               Victoria, Australia
Smucker Australia, Inc.                         Ohio
J. M. Smucker (Canada), Inc.                    Ohio
J. M. Smucker (Canada) Inc.                     Ontario, Canada
Smucker International, Ltd.                     U.S. Virgin Islands